Exhibit 99.2

LuxUrban Hotels Appoints Andrew Schwartz to Board of Directors

MIAMI, FL, - April 22, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), a hospitality company which leases entire existing hotels on a long-term basis and rents rooms in its hotels to business and vacation travelers, today announced the appointment of Andrew Schwartz to the Company’s Board of Directors, effective April 22, 2024. Mr. Schwartz will serve on the Company’s Finance, Risk and Investment Committee. With Mr. Schwartz’s appointment, the Company’s board expands to seven members, six of whom are independent.

Mr. Schwartz was a Managing Director of Silver Point Capital, an investment manager focused across multiple synergistic strategies, including real estate, direct lending, capital solutions, credit and special situations. Prior to Silver Point, Mr. Schwartz was a Senior Managing Director holding leadership positions at Guggenheim Securities, where he was Head of Global Credit, Global Syndicate and Co-Head of Leveraged Finance Capital Markets. Prior to Guggenheim, he was a Managing Director at RBC Capital Markets in charge of Credit Distribution. Before that Mr. Schwartz was a Senior Vice President and Head of Hedge Fund Syndicate and Emerging Markets at Lehman Brothers. Mr. Schwartz began his career in the investment banking division at Morgan Stanley. Mr. Schwartz received his B.S. in Finance and Marketing from the University of Delaware.

“Andrew is a seasoned and accomplished capital markets executive, whose nearly 30 years of experience adds an important dimension to our board,” said Elan Blutinger, Chairman. “Our recent appointments and hires have added significant hotel and hospitality industry depth to our board and executive team. Andrew’s appointment is part of a larger, ongoing initiative to add experience that complements and enhances our internal capabilities and will further support the Company’s long-term growth.”

Mr. Schwartz commented, “I am excited to join LuxUrban at this exciting time in its development. I see great opportunity for the Company to continue to advance its unique business model and look forward to working with the board and executive team in executing our growth strategy in support of creating long-term shareholder value.”

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact
Shanoop Kothari	Devin Sullivan
Chief Executive Officer & Chief Financial Officer	Managing Director
LuxUrban Hotels Inc.	The Equity Group Inc.
shanoop@luxurbanhotels.com	dsullivan@equityny.com

Conor Rodriguez, Analyst
crodriguez@equityny.com